ALCO STORES, INC.
RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), is made and entered into as of the 24th day of May, 2013 (the "Granting Date"), by and between ALCO Stores, Inc., a Kansas corporation (the "Company"), and Wayne S. Peterson (the "Grantee").

WITNESSETH:

WHEREAS, on June 27, 2012, the Company adopted the Company's 2012 Equity Incentive Plan (the "Plan") pursuant to which the Company may grant from time to time, on or prior to
June 27, 2022, restricted shares of the Company, which covert to unrestricted common stock of the Company (the "Common Stock") upon vesting and subject to certain contingencies determined by the Compensation Committee of the Board of Directors, to employees or Consultants (as that term is defined in Section 2.10 of the Plan) of the Company or of any of its subsidiary corporations, such restricted stock to be granted to such of the persons who are eligible to receive restricted stock under the Plan in such amounts and under such form of agreement as shall be determined by the Compensation Committee pursuant to the Plan;

WHEREAS, the Compensation Committee has determined that the Grantee is an eligible employee or Consultant of the Company or of one of its subsidiary corporations within the meaning of the Plan and that the Grantee shall be granted restricted stock on the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration paid by the Grantee to the Company, the parties hereto do hereby agree as follows:

1. Incorporation of Plan.  All provisions of this Agreement and the rights of the Grantee hereunder are subject in all respects to the provisions of the Plan and the powers of the Compensation Committee and Board of Directors of the Company therein provided. Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Restricted Stock (as hereinafter defined) subject to all of the terms and provisions of the Plan.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors and Compensation Committee of the Company upon any questions arising under the Plan or this Agreement.

2. Grant of Restricted Stock.  Pursuant to the authorization of the Compensation Committee, and subject to the terms, conditions and provisions contained in the Plan and this Agreement, the Company hereby grants to the Grantee as a matter of separate inducement and agreement in connection with his or her employment and/or engagement with the Company or one of its subsidiaries, but not in lieu of any salary or other compensation for his or her services, Two Thousand Five Hundred (2,500) shares of restricted stock of the Company which shall convert to shares of Common Stock of the Company upon such restricted stock’s vesting under the terms and conditions of this Agreement (the “Restricted Stock”). The Grantee shall not be issued a stock certificate for any of the Restricted Stock until such stock has vested in accordance with Section 3(a) of this Agreement and is thereby converted to shares of unrestricted Common Stock of the Company. Notwithstanding any other provisions of this Agreement, Grantee shall forfeit automatically, without further documentation or action, all then non-vested, Restricted Stock upon the separation or termination of Grantee's employment or engagement with the Company for any reason (including, without limitation, as a result of Grantee's retirement, death or disability (as defined in the Plan)).

3. Terms of the Restricted Stock.

(a) The Restricted Stock shall vest in accordance with the following schedule: (i) none until the expiration of one (1) year from Granting Date  (the waiting period); (ii) 25% of all shares of Restricted Stock after one (1) year from Granting Date; (iii) 50% of all shares of Restricted Stock after two (2) years from Granting Date; (iv) 75% of all shares of the Restricted Stock after three (3) years from Granting Date; (v) 100% of all shares of the Restricted Stock after four (4) years from Granting Date. Upon vesting, the Restricted Stock shall be converted into unrestricted Common Stock of the Company. The vesting of the Restricted Stock is contingent upon Grantee’s continued employment or engagement with the Company and the Restricted Stock shall only vest on the dates set forth above if Grantee is then employed or engaged by the Company upon any such vesting date.

(b) Notwithstanding the provisions of subparagraph (a) of paragraph 3 of this Agreement, in the event of a Change of Control of the Company, the Restricted Stock granted hereunder shall become immediately vest and be converted to unrestricted Common Stock of the Company.  In the event of a Change of Control, the Company shall notify the Grantee as soon as practicable of the Grantee's rights hereunder.  For purposes of this subparagraph (b), a "Change of Control" shall have the meaning set forth in Section 2.7 of the Plan.

(c) In the event the job classification and/or duties of the Grantee shall be changed and such change shall, in the opinion of the Compensation Committee, reflect a lower job classification and/or a reduction in responsibility or duties of the Grantee, the Company shall have the right, exercisable by written notice to the Grantee, within ninety (90) days after such notice, to cancel and terminate Restricted Stock with respect to any and all unvested shares.

4. No Special Employment/Engagement Rights.  Nothing contained in the Plan or under this Agreement shall confer upon the Grantee any right with respect to the continuation of his or her employment or engagement as a Consultant by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement or other agreement to the contrary, at any time to terminate such employment and/or engagement or to increase or decrease the compensation of the Grantee from the rate in existence at the time of the grant of the Restricted Stock.  Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment and/or engagement as a Consultant shall be determined by the Compensation Committee at the time.

5. Transferability.  Grantee may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock.  Any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company.  Shares of Restricted Stock that have vested and have been converted to shares of Common Stock and are no longer subject to forfeiture may not be transferred or in any way disposed of except in compliance with all applicable securities laws and the terms and conditions of this Agreement.

6. Adjustments for Stock Dividends, Splits, etc.  In the event that, prior to the vesting of the Restricted Stock, the Company shall have effected any stock dividend, stock split, recapitalization, combination or reclassification of shares or other similar transaction, then to the extent necessary to prevent dilution or enlargement of the Grantee's rights hereunder:

(a) in the event that a new increase shall have been effected in the number of outstanding shares of Common Stock, the number of unvested shares of Restricted Stock shall be proportionately increased, and

(b) in the event that a new reduction shall have been effected in the number of outstanding shares of Common Stock, the number of unvested shares of Restricted Stock shall be proportionately reduced.

7. Adjustments for Mergers, Reorganizations, etc.  Subject to paragraph 3(b) of this Agreement, if the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, separation, reorganization or liquidation, the Company shall have power to make arrangements which shall be binding upon the Grantee for the substitution of a new Restricted Stock Agreement for this Agreement, provided that such arrangements shall meet the requirements of all applicable state and federal laws, rule and regulations.

8. Rights of Grantee.  The Grantee shall not be, nor shall he have any of the rights or privileges of, a stockholder of the Company in respect of any of the shares of the Restricted Stock unless and until the Restricted Stock has vested and certificates representing such shares shall have been issued and delivered to Grantee; except that the Company shall supply the Grantee with all financial information and other reports which the Company furnished its stockholders while the Grantee holds Restricted Stock.

9. Compliance with Other Laws and Regulations.  The grant of Restricted Stock under this Agreement shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any government or regulatory agency as may be required.  The Company shall not be required to issue or deliver any certificates for Common Stock under this Agreement prior to the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

10. Withholding Taxes; Section 83(b) Election.

(a)           Upon the Granting Date, or at any time thereafter as requested by the Company, Grantee hereby authorizes withholding from payroll and any other amounts payable to Grantee, and otherwise agrees to make adequate provision for any sums required to satisfy the federal and state tax withholding obligations of the Company or any of its subsidiary corporations, if any, which arise in connection with this Agreement.

(b)           Unless the tax withholding obligations of the Company and/or any of its subsidiary corporations are satisfied, the Company shall have no obligation to issue a certificate for any shares under the terms of this Agreement.

(c)           Grantee acknowledges that the Company has advised that Grantee consult a tax advisor regarding the Restricted Stock awarded under this Agreement. Grantee has reviewed with Grantee’s own tax advisors the federal and state tax consequences of the acquisition and vesting of the shares contemplated by this Agreement.  Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Grantee understands that Grantee (and not the Company) shall be responsible for Grantee’s own tax liability that may arise as a result of the acquisition and vesting of the shares contemplated by this Agreement.  Grantee understands that the acquisition and vesting of the shares may have adverse tax consequences to Grantee that may be avoided or mitigated by filing an election under Section 83(b) of the Internal Revenue Code, as amended.  Such election must be filed within thirty (30) days after the Granting Date. GRANTEE HEREBY ACKNOWLEDGES THAT IT IS SOLELY GRANTEE’S RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(B), EVEN IF GRANTOR REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON GRANTEE’S BEHALF.

11. Waiver.  Any term or condition of this Agreement may be waived in writing at any time by the party entitled to enforce the same; provided, however, that no delay or failure on the part of any party in enforcing any term or condition of this Agreement, or in exercising any right hereunder, will constitute a waiver by such party of its right to enforce fully the same or any other term or condition at any time thereafter.

12. Notice.  Any notice required to be given under the terms of this Agreement shall be addressed to the Company in care of its secretary at its offices at 401 Cottage Street, Abilene, Kansas 67410-0129, and any notice to be given to the Grantee shall be addressed to him or her at the address given beneath the Grantee’s signature hereto.  Either party hereto may from time to time change the address to which notices are to be sent to such party by giving written notice of such change to the other party.  Any notice hereunder shall be deemed to have been duly given if and when addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office regularly maintained by the United States Government.

13. Binding Effect.  This Agreement shall bind, and, except as specifically provided herein, shall inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

14. Governing Law.  This Agreement and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Kansas.

15. Entire Agreement; Amendment.  This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior representations, understandings, or agreements by or between the parties.  This Agreement shall not be modified or amended except by a written instrument duly executed by each of the parties hereto.

16. Counterparts.  This Agreement may be executed in multiple counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.  The signatures of all of the parties need not appear on any single counterpart, and delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Agreement in the presence of the other parties to this Agreement.  This Agreement is effective upon delivery of one executed counterpart from each party to the other parties.  In proving this Agreement, a party must produce or account only for the executed counterpart of the party to be charged.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers thereunto duly authorized and its corporate seal to be hereunto affixed, and the Grantee has hereunto set his or her hand as of the day and year first above written.

COMPANY
ALCO Stores, Inc.

(CORPORATE SEAL)	By: /s/ Richard E. Wilson
Printed Name: Richard E. Wilson Title: President and Chief Executive Officer

ATTEST:
/s/ Peggy Houser
GRANTEE
By: /s/ Wayne S. Peterson
Printed Name: Wayne S. Peterson
Address: 1865 Florence Road
Keller, Texas 76248
SS NO.: XXX-XX-XXXX